UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38520	98-1448305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street, 14th Floor

New York, NY 10016

(Address of principal executive offices) (Zip code)

(646) 860-7985

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00003881 par value per share	MGTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2025, MeiraGTx, LLC (“Tenant”), a Delaware limited liability company and a wholly-owned subsidiary of MeiraGTx Holdings plc, entered into a Lease Agreement (the “Lease”) with ARE-East River Science Park, LLC (the “Landlord”) for 14,235 square feet of laboratory and related office facilities at 450 East 29th Street, New York, NY. The Lease is expected to commence on or prior to August 1, 2025 pending completion of the Landlord’s work, but not before July 1, 2025 (the “Commencement Date”). Tenant shall not be obligated to pay the base rent for the applicable premises for four months after the Commencement Date and for the period beginning on the first anniversary of the Commencement Date and ending three months thereafter. The initial term of the Lease begins on the Commencement Date and ends seven years and seven months from the first day of the first full calendar month of the term of the Lease, and Tenant has an option to extend the Lease for an additional term of five years. As of the Commencement Date, the base rent under the Lease will be $111.00 per square foot per year, plus certain operating expenses and taxes. The base rent is subject to scheduled annual increases of 3% on the anniversary of the first day of the first full calendar month of the term of the Lease. In addition, the Landlord will contribute $50.00 per square foot toward the cost of construction and tenant improvements for the premises.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025.

Item 1.02Termination of a Material Definitive Agreement.

In connection with entering into the Lease described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 1.02, on April 2, 2025, Tenant elected to accelerate the termination of that certain Agreement of Sublease, dated May 31, 2019, between MeiraGTx, LLC and ImClone Systems, LLC (the “Sublease”) relating to the office and laboratory space MeiraGTx, LLC currently occupies at 450 East 29th Street, New York, NY, which Sublease was scheduled to terminate on October 31, 2026. The Sublease is expected to terminate on or around August 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2025

MEIRAGTX HOLDINGS PLC

	By:	/s/ Richard Giroux
	Name:	Richard Giroux
	Title:	Chief Financial Officer and Chief Operating Officer